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                            SULLIVAN DENTAL PRODUCTS, INC.
                           1990 INCENTIVE STOCK OPTION PLAN
                                      AS AMENDED

1.  PURPOSE.

The purpose of the Sullivan Dental Products, Inc. 1990 Incentive Stock Option Plan (the "Plan") is to attract and retain outstanding individuals as officers, directors and key employees of Sullivan Dental Products, Inc. (the "Company") and its subsidiaries, and to furnish incentives to such individuals through rewards based upon the ownership and performance of the Company's Common Stock, $.01 par value (the "Common Stock"). To this end, the Committee hereinafter designated may grant Incentive Stock Options to officers, directors and key employees of the Company and its subsidiaries, on the terms and subject to the conditions set forth in this plan.

2.  PARTICIPANTS.

Participants in the Plan shall consist of such officers, directors and other key employees of the Company and its subsidiaries as either the Board of Directors of the Company (the "Board") or the Committee (as defined below) in their respective sole discretion may select from time to time to receive stock options.

3.  SHARES RESERVED UNDER THE PLAN.

The maximum number of shares of Common Stock of the Company which may be issued pursuant to all grants made under the Plan shall not exceed 750,000. Any shares subject to any option which terminates by expiration, cancellation or otherwise prior to the issuance of such shares shall again be available for future options under the Plan. Shares of Common Stock to be issued pursuant to options under the Plan may be authorized and unissued shares of Common Stock, treasury Common Stock, or any combination thereof.

4.  ADMINISTRATION OF THE PLAN.

    (a) The Board may from time to time appoint a Committee (the "Committee") consisting of not fewer than three directors, each of whom shall be a "disinterested person" while a member of the Committee. The Board may remove any member of the Committee and fill any vacancy thereon, and delegate to such Committee full power and authority to take any action required or permitted to be taken by the Board under this Plan. As hereafter used in the Plan, the term "Board of Directors" or "Board" shall mean and include the Committee to the extent the Committee is acting within the authority granted by the Board. The term "disinterested person" shall mean a person who is not eligible at the time he or she exercises discretion in administering the Plan, and has not at any time within one year prior thereto been eligible for selection as a person to whom options may be granted under the Plan


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or any other plan of the Company or any of its affiliates entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Company. The definition of "disinterested person" herein is intended to coincide with that of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), and shall be automatically amended herein without further action on the part of the Board as and when the definition of "disinterested person" in Rule 16b-3, or any rule that is successor thereto, is amended.
    (b) Except as hereinafter provided, the Plan shall be administered by the Board, which may from time to time issue rules, regulations or orders relating to the Plan, adopt resolutions not inconsistent with the provisions of the Plan, interpret the provisions of the Plan and supervise the administration of the Plan. Subject to the express provisions of the Plan, the Board shall have authority in its discretion (i) to determine which officers, directors and employees of the Company and its subsidiaries shall be eligible for participation in the Plan, (ii) to select individuals to receive grants of stock options under the Plan, (iii) to determine the number of shares subject to the grant of any stock option, the time and conditions of exercise, the fair market value of the Common Stock of the Company for purposes of the Plan, and all other terms and conditions of any grant. Where such discretion is exercised with respect to participants who are directors of the Company, such discretion may be exercised only by (i) the Committee or (ii) the actual Board of Directors of the Company, a majority of which Board and a majority of the directors then acting are disinterested persons. All determinations shall be by the affirmative vote of a majority of the members of the Board at meeting called for such purpose, or reduced to writing and signed by all of the members of the Board. Subject to the Company's by-laws, all decisions made by the Board shall be final, conclusive and binding on all persons, including the Company stockholders, employees and optionees.
    (c) Each option shall be evidenced by an Incentive Stock Option Agreement, the form of which is attached hereto as Exhibit A and is hereby made a part hereof, which Agreement shall contain such other terms and conditions as may be approved by the Board and shall be signed by an officer of the Company and the employee.
    (d) If the laws or regulations (including Rule 16b-3) relating to incentive stock options are changed during the term of the Plan, the Board shall have the power to alter the Plan to conform to such changes in the law. The Board shall have such authority without the necessity of obtaining further stockholder approval unless the changes (i) require such approval under law,
(ii) provide for an increase in the aggregate number of shares of Common Stock for which options may be granted under the Plan (other than as contemplated in Paragraph 7), or (iii) change the class of persons eligible to receive options under the Plan.

5.  EFFECTIVE DATE AND TERM OF THE PLAN.

This Plan shall become effective on the date hereof; provided, however, that the validity of this Plan and each option granted hereunder shall expressly depend upon approval of the Plan within twelve (12) months after the adoption of the Plan by a vote of a majority of the holders of the outstanding Common Stock of the Company. If such approval is not obtained, the Plan and each option which may have


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been granted hereunder shall be null and void.  The Plan shall terminate on the
1st day of March, 2000 unless terminated sooner by action of the Board. No further grants may be made under the Plan after termination, but termination shall not affect the rights of any participant under, or the authority of the Board with respect to, any grants of options made prior to termination.

6.  STOCK OPTIONS.

    (a)  Grants.   Options to purchase shares of Common Stock of the Company
that qualify as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), may be granted from time to time to such officers, directors and other key employees of the Company and its subsidiaries as may be selected by the Board; provided, however, incentive stock options may not be granted to any individual who is not then an employee of the Company.

    (b)  Terms of Options.   An option shall be exercisable in whole or in such
installments and at such times as may be determined by the Board in its sole discretion, provided that no option shall be exercisable more than ten (10) years after the date of grant. The per share option price of all options shall not be less than 100% of the fair market value of a share of Common Stock of the Company on the date the option is granted.

    (c)  Exercise of Options.     An optionholder's right to exercise shall not
be lost because he is subsequently transferred to the employ of a subsidiary of the Company acquired by it after the grant of the option. Options shall be exercised by delivering to the Secretary of the Company a written notice of exercise which notice shall set forth the number of shares with respect to which the option is then being exercised. Upon exercise, the option price may be paid in cash, in shares of Common Stock of the Company having a fair market value equal to the option price, in a combination thereof or upon such terms and conditions as shall be determined by the Board. After full payment for the shares being purchased, the Company shall within a reasonable time cause to be issued a certificate or certificates representing such shares.

    (d)  Restrictions Relating to Incentive Stock Options.      No incentive
stock option shall be granted to an employee who, at the time such option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company within the meaning of Section 422A(b)(6) of the Code unless:

    (i) at the time the option is granted, the option price is at least 110% of the fair market value of the Common Stock subject to the option, and

    (ii) such option by its terms is not exercisable after the expiration of five (5) years from the date such option is granted.


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    (e)  Termination of Employment.    Except as may otherwise be provided in
the agreement or instrument evidencing the grant of a stock option, if any optionee ceases to be employed by the Company and any of its subsidiaries for any reason, any option held by such optionee may be exercised for a period ending on the earlier of:

          (i) the 90th day following the date of such cessation of employment, if cessation was not due to permanent disability;

         (ii) the 365th day following the date of such cessation of employment, if cessation was due to permanent disability; or

         (iii) on the date of expiration of such option but only with respect to that number of shares of Common Stock for which such option was exercisable immediately prior to the date of cessation of employment.

    (f)  Additional Terms and Conditions.   The agreement or instrument
evidencing the grant of a stock option may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board in its sole discretion.

7.  ADJUSTMENTS FOR CHANGES IN CAPITALIZATION, ETC.
If the number of shares of issued Common Stock shall be increased or reduced by changes in par value, reclassification, stock dividend, stock split or other similar event, the number of shares of Common Stock subject to options and the option price per share shall be equitably adjusted.

8.  EFFECT OF LIQUIDATION, MERGER, CONSOLIDATION OR OTHER EVENTS.

Unless otherwise determined by the Board, and notwithstanding any other provisions of the Plan, each outstanding stock option shall automatically terminate upon the effective date of:

    (a)  the liquidation or dissolution of the Company,

    (b) any merger or consolidation in which the Company is not the surviving corporation or pursuant to which the Common Stock of the Company does not remain outstanding, or

    (c) the acquisition by another person of all or substantially all of the assets of the Company;

provided, however, that the Board in anticipation of any such event or any similar event, or in the event of (i) the acquisition by any person of the beneficial ownership of 25% or more of the outstanding voting securities of the Company or (ii) any offer by any person to acquire any voting securities of the Company which, if accepted, would result in the beneficial ownership by such person of 25% or more


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of the outstanding voting securities of the Company, may accelerate the time within which such stock options may be exercised.

9.  AMENDMENT AND TERMINATION OF PLAN.

The Plan may be amended or terminated by the Board in any respect except that (other than pursuant to paragraph 7 of the Plan) no amendment may be made without stockholder approval if such amendment would increase the maximum number of shares available for issuance pursuant to the Plan or change the class of employees eligible to participate in the Plan.

10. GOVERNMENTAL APPROVAL; INVESTMENT PURPOSE

No option shall be granted under the Plan and no shares shall be issued, transferred or delivered upon exercise of any option granted under the Plan unless the Board is satisfied that there has been full compliance with all applicable requirements of the Securities Act of 1933 and state law, all applicable requirements of any national securities exchange on which the Company's shares are then listed, and all other requirements of law or of any regulatory bodies having jurisdiction over the granting of such options or of the issuance, transfer or delivery of shares thereunder. The Board may, if it shall deem it necessary or desirable, require any person acquiring shares pursuant to the exercise of an option under the Plan to represent to and agree with the Company in writing that such person is acquiring the shares for investment purposes. The Board may also cause to be stamped or printed on the back of the certificate or certificates representing the shares so acquired a legend in such form as it shall determine referring to the fact that the shares have not been registered under the Securities Act of 1933 or applicable state law and may not be sold or offered for sale unless registered pursuant to the provisions of that Act or applicable state law or unless an exemption from such registration is available.

11. EXCULPATION

Each member of the Board and each officer and agent of the Company shall be fully justified in relying or acting in good faith upon any information furnished to him in connection with the administration of the Plan. In no event shall any person who is or shall have been a member of the Board or an officer or agent of the Company be held liable for any determination made or other action taken or any omission to act in reliance upon such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

12. MISCELLANEOUS.

    (a)  No Right to a Grant.       Neither the adoption of the Plan nor any
action of the Board shall be deemed to give any employee any right to be selected as a participant in the Plan or to be granted a stock option.


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    (b)  Rights as a Stockholder.      No person shall have any rights as a
stockholder of the Company with respect to any shares covered by a stock option until the date of the issuance of a stock certificate to such person pursuant to the exercise of such stock option.

    (c)  Employment.    Nothing contained in this Plan shall be deemed to
confer upon any employee any right of continued employment with the Company or any of its subsidiaries or to limit or diminish in any way the right of the Company or any such subsidiary to terminate his or her employment at any time with or without cause.

    (d)  Taxes.    The Company may require a participant to pay to the Company
(by deduction or otherwise), prior to and as a condition of making any delivery of shares or any cash payment pursuant to any exercise of a stock option, the amount of any tax required by law to be withheld with respect to such exercise.

    (e)  Nontransferability.      No stock option shall be transferable except
by will or the laws of descent and distribution and shall be exercisable only by the holder during his or her lifetime.

    (f)  Joint Tenancy.      Upon notice to the Company by a participant in the
Plan, any shares of Common Stock of the Company to be issued hereunder may be issued to said participant and a person designated by said participant in joint tenancy with rights of survivorship.

    (g) Notices. Any notice provided for hereunder shall be deemed to have been duly given if delivered in person or mailed by certified or registered mail, return receipt requested, to the Company at 10920 Lincoln Avenue, West Allis, Wisconsin 53227, or to a participant at his or her address appearing in the payroll records of the Company or a subsidiary of the Company. The Company or said participant may from time to time designate some other address by notice in writing given in accordance with the provisions of this paragraph 12(g).

    (h)  Applicable Law.     This Agreement shall be construed under and
governed by the laws of the State of Wisconsin.


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